UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 6, 2020

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6333 North State Highway 161, 4th Floor

Irving, Texas 75038

(Address of principal executive offices)

(972) 870-6400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 6, 2020, Blucora, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Honkamp Krueger Financial Services, Inc. (“HKFS”), the selling stockholders named therein (the “Sellers”) and JRD Seller Representative, LLC, as the Sellers’ representative. The Company intends to assign the Purchase Agreement to a newly formed indirect subsidiary of the Company between signing and closing.

Pursuant to the terms and conditions of the Purchase Agreement, at the closing, the Company will acquire (the “Acquisition”) all of the issued and outstanding common stock of HKFS for a cash purchase price of $160 million, which is subject to customary purchase price adjustments, a post-closing adjustment for assets under administration and certain indemnity escrows as described more fully in the Purchase Agreement. The purchase price is expected to be paid with an add-on loan under the Company’s existing credit facility that is anticipated to be entered into on or about the time of the closing of the Acquisition. The Acquisition is expected to close by the end of the first quarter of 2020, subject to regulatory approval and customary closing conditions.

The Purchase Agreement contains customary representations, warranties and covenants of the Sellers and HKFS relating to HKFS and the Acquisition. From the date of the Purchase Agreement until the closing, HKFS and the Sellers are required to operate the business of HKFS in the ordinary course and to comply with certain covenants regarding the operation of such business. In addition, the Sellers and HKFS agreed to a “no shop” provision that limits the ability of HKFS and the Sellers to discuss or engage in certain alternative transactions to the Acquisition prior to the closing, subject to certain exceptions. The Purchase Agreement also includes customary non-competition and non-solicitation provisions applicable to the Sellers.

The closing of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the accuracy of representations and warranties set forth in the Purchase Agreement and compliance with covenants set forth in the Purchase Agreement (in each case, subject to certain materiality or material adverse effect qualifications), (ii) the absence of a material adverse effect with respect to HKFS, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) at least 60 days, or such other period as the Company determines in its sole discretion, having elapsed following HKFS providing a notice to its clients concerning the Acquisition and the proposed assignment of their existing advisory contracts to the Company; and (v) HKFS’s assets under administration (as defined in the Purchase Agreement) as of a trading date immediately preceding a mutually agreed upon determination date being no less than 96.5% of HKFS’s assets under administration as of the date of the Purchase Agreement (without reference to any increase or decrease in the value of the underlying assets due to market changes or fluctuations). The Company’s obligation to consummate the Acquisition is not subject to any condition related to the availability of financing, but the failure of the Company to satisfy certain covenants related to financing arrangements for the Acquisition would result in the Company having to pay HKFS a cash breakup fee of $800,000.

The Purchase Agreement contains certain termination rights for the parties, including if the Acquisition does not close before May 15, 2020; provided that the terminating party is not in material default of its obligations under the Purchase Agreement. If the Purchase Agreement is terminated by the Company due to HKFS or the Sellers breaching or failing to perform any of their representations, warranties, covenants or agreements such that the conditions to the Company’s obligation to consummate the Acquisition would not be satisfied, and such breach is incapable of being cured or is not cured within 10 days’ notice of such breach, then HKFS shall pay the Company a cash termination fee of $800,000.

Subject to certain limitations and conditions set forth in the Purchase Agreement, the Company and the Sellers have agreed to indemnify each other for, among other things, breaches of representations, warranties and covenants contained in the Purchase Agreement, and, in the case of Sellers, to indemnify the Company and HKFS and their respective affiliates for certain tax and other pre- and post-closing liabilities. To supplement the indemnification provided by the Sellers, various escrows have been established and the Company has obtained representation and warranty insurance from a third party.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Purchase Agreement is being filed in accordance with the requirements of federal securities laws in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement. The representations, warranties and covenants of each party set forth in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On January 7, 2020, the Company issued a press release announcing the proposed Acquisition, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The Company will be hosting a conference call and live webcast to discuss the proposed Acquisition that will be held today, January 7, 2020, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Presentation materials will be made available before the start of the call and webcast. Interested parties may listen to the call and webcast and access the presentation materials on the Investor Relations section of the Company’s corporate website at http://www.blucora.com. The call may also be accessed by dialing (973) 200-3360. A replay of the call and webcast will also be available on the Company’s website until April 7, 2020.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1#

Stock Purchase Agreement, dated as of January 6, 2020, by and among Blucora, Inc., Honkamp Krueger Financial Services, Inc., the sellers named therein, and JRD Seller Representative, LLC, as the sellers’ representative.

99.1	Press release dated January 7, 2020 (furnished herewith)

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Blucora, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Safe Harbor Statement Under the Private Securities and Litigation Reform Act

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; our ability to realize all of the anticipated benefits of the acquisition of 1st Global, as well as our ability to integrate the operations of 1st Global; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to manage leadership and employee transitions; risks related to goodwill and other intangible asset impairment; our ability to comply with regulations (or interpretations thereof) applicable to the wealth management and tax preparation industries, including increased costs associated with or reductions in revenue resulting from new or changing regulations or interpretations of existing regulations; risks associated with our business being subject to enhanced regulatory scrutiny; our ability to comply with laws and regulations regarding privacy and protection of data; our expectations concerning the benefits that may be derived from our clearing platform and our investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate other companies or assets that we may acquire.

In addition, there are risks associated with the Acquisition, such as: our ability to consummate the Acquisition, including our ability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; our ability and HKFS’s ability to fulfill the conditions to the closing of the Acquisition on a timely basis or at all; the availability of financing to fund the purchase price for the

Acquisition; our ability to retain key management and employees of HKFS following the Acquisition; post-Acquisition revenues being lower than expected, costs being higher than expected, synergies being less than expected or our post-Acquisition financial results differing generally from our internal projections; and the risk of an unfavorable reaction to the Acquisition by our employees, vendors, suppliers, advisors and clients of our advisors, as well as the other risks and factors included in the Company’s filings with the Securities and Exchange Commission.

A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2020

BLUCORA, INC.

By:	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary